SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

USA SYNTHETIC FUEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-54044	13-3995258
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification Number)

1717 Pennsylvania Avenue NW, Suite 1025 Washington, D.C. 20006
(Address of principal executive office)

Registrant's telephone number, including area code: (202) 559-9303

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

USA Synthetic Fuel Corporation (the “Company”) held its Annual Meeting of Stockholders on May 22, 2014.  At the Annual Meeting, three proposals were submitted to, and approved by, the stockholders of the Company. The proposals are described in detail in the Company’s proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 8, 2014.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

		Votes	Votes		Broker
	Votes For	Against	Withheld	Abstentions	Non-Votes
1. Election of Directors
Harry H. Graves	47,998,324	-	38,227	-	0
J. Bradley Davis	47,998,324	-	38,227	-	0
John P. Proctor	47,998,324	-	38,227	-	0
William J. Weyand	47,998,324	-	38,227	-	0
Dr. Steven C. Vick	47,998,624	-	37,927	-	0
Ernest K. Jacquet	47,998,324	-	38,227	-	0
James R. Treptow	47,998,624	-	37,927	-	0

2. Ratify the appointment of BDO USA, LLP	48,015,308	243	-	21,000	0

3. Advisory vote on executive compensation	47,158,750	506,796	-	371,005	0

In light of the advisory vote in 2013 to include a stockholder vote on the compensation of executives every year, the Company will include a vote on the compensation of executives each year until the next required vote on the frequency of such a vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: May 28, 2014

USA SYNTHETIC FUEL CORPORATION

By: /s/ Dr. Steven C. Vick
Name: Dr. Steven C. Vick
Title: President and CEO